Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor/Analyst Contacts:	Media Contact:
Gerry Gould, VP – Investor Relations	Chenoa Taitt
(480) 281-6928 or	(212) 223-0682
Gerry.Gould@RSCRental.com
RSC Equipment Rental, Inc. Announces Pricing of $400 Million, 8-Year Senior Secured Notes
SCOTTSDALE, Ariz., June 26, 2009 – RSC Equipment Rental, Inc., the operating subsidiary of RSC Holdings, Inc. (NYSE: RRR), announced today that it has priced an offering of $400 million aggregate principal amount of 10.000% senior secured notes due 2017. The company had previously announced a proposed offering of $300 million and the offering size was increased to $400 million based on strong market demand. The senior secured notes are being co-issued by RSC Equipment Rental, Inc.’s parent, RSC Holdings III, LLC.
Net proceeds from the sale of the senior secured notes, after underwriting discounts, will be $381.3 million. The notes will be sold to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and outside the United States in accordance with Regulation S under the Securities Act. The company expects the offering to close on July 1, 2009 subject to customary closing conditions.
The company plans to use $243.8 million of the net proceeds from the offering to repay the term loan portion of its senior secured asset-backed (“ABL”) credit facility and $134.0 million to pay down outstanding borrowings under the ABL revolving facility.
The senior secured notes have not been, and will not be, registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
About RSC Holdings Inc. (NYSE: RRR) and RSC Equipment Rental, Inc.
Based in Scottsdale, Ariz., RSC Holdings Inc. is the holding company for the operating entity, RSC Equipment Rental, Inc., which is one of the largest equipment rental providers in North America servicing construction and industrial markets with an original equipment fleet cost of $2.6 billion. RSC offers superior levels of equipment availability, reliability and service to customers through an integrated network of 457 rental locations across 40 states in the United States and in three Canadian provinces as of March 31, 2009. With 4,600 employees committed to continuous safety and 24x7 customer care, RSC delivers the loyal customer support needed to build the future. Additional information about RSC is available at www.RSCrental.com.

Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements are based on management’s current expectations and are subject to uncertainty and changes in factual circumstances. The forward-looking statements herein include statements regarding the registrants’ future financial position, end-market outlook, business strategy, budgets, projected costs and plans and objectives of management for future operations.
In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may”, “plan”, “seek”, “will”, “expect”, “intend”, “estimate”, “anticipate”, “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Actual results and developments may therefore differ materially from those described in this release.
The company cautions therefore that undue reliance should not be placed on these forward-looking statements. It is important to understand that the risks and uncertainties discussed in “Risk Factors” and elsewhere in the company’s most recent Annual Report on Form 10-K, as amended, as applicable, filed with the United States Securities and Exchange Commission could affect the future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements.
These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, the company disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.
Nothing in this press release constitutes an offer to sell or the solicitation of an offer to buy any securities, including the senior secured notes.